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                                                                EXHIBIT 99.1(a)


                                                                    SCHEDULE II


          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                 YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)


                                                              ADDITIONS       ADDITIONS
                                          BALANCE AT          CHARGED TO       CHARGED                          BALANCE
                                          BEGINNING           COSTS AND        TO OTHER                          AT END
         DESCRIPTION                      OF PERIOD           EXPENSES        ACCOUNTS          WRITEOFFS      OF PERIOD
         -----------                      ---------           --------        --------          ---------      ---------
Allowance for doubtful accounts:

     Year ended December 31, 1996 .....   $      2,000          2,179            156(1)           2,043          2,292
                                          ============          =====        =======             ======         ======

     Year ended December 31, 1995 .....   $        835            904          1,644(1)           1,383          2,000
                                          ============          =====        =======             ======         ======

     Year ended December 31, 1994 .....   $        734            754             --                653            835
                                          ============          =====        =======             ======         ======


Deferred tax asset valuation allowance:

     Year ended December 31, 1996 .....   $         --             --             --                 --             --
                                          ============          =====        =======             ======         ======

     Year ended December 31, 1995 .....   $     14,458             --        (14,458)(1)             --             --
                                          ============          =====        =======             ======         ======

     Year ended December 31, 1994 .....   $     13,979             --            479                 --         14,458
                                          ============          =====        =======             ======         ======



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(1)  Additions (deductions) result from the application of purchase accounting relating to the BPI acquisition in 1995 and the Pyramid Acquisition in 1996.